SECOND AMENDMENT
                                     OF
                  ACE LIMITED 1995 OUTSIDE DIRECTORS PLAN
                  ---------------------------------------


         RESOLVED, that, by virtue and in exercise of the amending power reserved to ACE Limited ("ACE") under the ACE Limited 1995 Outside Directors Plan (the "Plan"), the Plan be and is hereby amended in the following particulars, effective as of the first day of the Plan Year beginning in 1999:

         1. By adding the following to the end of paragraph (a) of subsection 2.1 as a part thereof:

                  "Notwithstanding the foregoing, for the Plan Year beginning in 1999 (the '1999 Plan Year'), the Retainer Award for such Plan Year shall include an additional award (the '1999 Additional Award'), in the form of shares having a Fair Market Value of $8,750 (and for the 1999 Plan Year, reference in the Plan to the 'Retainer Award' shall include reference to such 1999 Additional Award). Except as otherwise provided in this subsection 2.1, the 1999 Additional Award shall be made as of the first business day following the adoption of the Second Amendment of the Plan (the '1999 Additional Award Date'), and the Fair Market Value of the Stock so awarded shall be determined as of that date."

         2. By replacing paragraph (b) of subsection 2.1 with the following new paragraph (b):

                  "(b) If a Director becomes an Eligible Director during a Plan Year, on a date other than the first day of the Plan Year, he shall be granted a Retainer Award for the year, which shall be in the form of shares of Stock having a Fair Market Value equal to $35,000, subject to a pro-rata reduction to reflect the portion of the Plan Year prior to the date on which he becomes an Eligible Director; provided, however, that with respect to the 1999 Plan Year, such Retainer Award subject to pro rata reduction shall include the 1999 Additional Award. A Director's Retainer Award under this paragraph
                           (b) shall be made on the first business day on which he is an Eligible Director (the 'Award Date' for that Retainer Award), and the Fair Market Value of the Stock so awarded shall be determined as of that date; provided, however, that if a Director becomes eligible for a Retainer Award under this Paragraph (b) on a date before the 1999

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                           Additional Award Date, then that portion of the
                           1999 Additional Award to which he becomes entitled shall be made as of the 1999 Additional Award Date, and the Fair Market Value of the Stock so awarded shall be determined as of that date."


         3.       By adding the following to the end of paragraph (m) of
                  Section 7 as a part thereof:

                  "Notwithstanding the foregoing, with respect to only the 1999 Plan Year, there shall be an additional Plan Year Quarter, so that the fourth Plan Year Quarter shall begin on the 271st day of the Plan Year, and shall end on the 360th day of the Plan Year; and the fifth Plan Year Quarter shall begin on the 361st day of the Plan Year, and shall end on the last day of the Plan Year."


         FURTHER RESOLVED, that the executive officers of ACE Limited be, and they hereby are, authorized and directed to take all such actions as they deem necessary or desirable to implement the foregoing resolution.

         FURTHER RESOLVED, that whenever it is provided in the foregoing resolutions that an executive officer may take any action as such officer may deem necessary or desirable, the taking of such action by any such executive officer shall be conclusive evidence that such officer deems such action to be necessary or desirable.




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